Index supplement to underlying supplement no. 8 - I dated June 14 , 2021 and the prospectus and prospectus supplement, each dated April 8, 2020 Registration Statement Nos. 333 - 236659 and 333 - 236659 - 01 Dated December 10, 2021 Rule 424(b)(3) December 2021 Investing in the notes involves a number of risks. See “Selected risks associated with the Index” beginning on page 13 of th is document, “Risk Factors” in the relevant product supplement and underlying supplement and “Selected Risk Considerations” in the relevant pric ing supplement. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes o r p assed upon the accuracy or the adequacy of this document or the accompanying pricing supplement, product supplement, underlying supplement, prospectus s upp lement and prospectus. Any representation to the contrary is a criminal offense. The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agenc y a nd are not obligations of, or guaranteed by, a bank. J.P. Morgan Kronos US Equity (JPUSKRSP) Index